Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Adverse Ruling in Inmarsat Arbitration

HOUSTON – December 3, 2018 – RigNet, Inc. (NASDAQ: RNET, “RigNet” or “the Company”), a global technology company that provides customized communications services, applications, real-time machine learning, and cybersecurity solutions, today announced that the International Centre for Dispute Resolution’s arbitration tribunal (“the panel”) issued a ruling in favor of Inmarsat Global Limited (“Inmarsat”) that concluded Phase I of the multi-phase GX Arbitration, which commenced in October 2016. The panel’s Phase I ruling found that a take-or-pay obligation under a January 2014 contract had commenced and that RigNet owed Inmarsat $50.8 million, subject to any offsets from RigNet’s counterclaims in Phase II of the arbitration. This is an interim ruling, and RigNet is not required to pay any amounts to Inmarsat until the panel rules on Phase II counterclaims. The Company currently expects a Phase II ruling in the second half of 2019.

“While we disagree with the panel’s Phase I findings and are disappointed in the result, the Company has significant counterclaims which will be heard in Phase II of the process, and we intend to pursue those counterclaims vigorously,” said Steven Pickett, Chief Executive Officer and President. “In the meantime, Inmarsat remains a key supplier, and we do not anticipate any impact to our ongoing business operations as we continue to deliver best-in-class managed communications, machine learning, and cybersecurity solutions to our global customers.”

As a result of the Phase I ruling, RigNet expects to record a litigation reserve in the fourth quarter of 2019. The value of the reserve has not yet been determined and will depend on a number of factors, including the Company’s assessment of the value of each counterclaim relative to its potential likelihood of success.

History of the Dispute and Arbitration Process

As previously disclosed, Inmarsat filed the arbitration with the International Centre for Dispute Resolution in October 2016 concerning a January 2014 take or pay agreement to purchase up to $65.0 million, under certain conditions, of GX capacity from Inmarsat over several years. Phase I of the arbitration, now concluded, concerned only whether RigNet’s take or pay obligation ever commenced under the agreement. Phase II of the arbitration concerns RigNet’s significant counterclaims against Inmarsat which will be heard at a hearing scheduled in June 2019.

About RigNet

RigNet (NASDAQ: RNET) is a global technology company that provides customized communications services, applications, real-time machine learning, and cybersecurity solutions to enhance customer decision-making and business performance. RigNet delivers a digital transformation bundle that accelerates technology adoption and empowers customers to be always connected, always secure, and always learning. RigNet is headquartered in Houston, Texas with operations around the world.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947  PHONE 281.674.0100  FAX 281.674.0101  http://www.rig.net

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Opinions and expectations with respect to the timing of a ruling in Phase II of the arbitration and the significance and likelihood of success of RigNet’s counterclaims in Phase II are examples of forward-looking statements in this press release. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,”, “will”, “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media / Investor Relations Contact Lee M. Ahlstrom RigNet, Inc.	Tel: +1 (281) 674-0699 investor.relations@rig.net

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15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947  PHONE 281.674.0100  FAX 281.674.0101  http://www.rig.net